Exhibit 99.2

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2011

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Trunity, Inc.

We have audited the accompanying balance sheet of Trunity, Inc. (a development stage company) as of December 31, 2011, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended and for the period from July 28, 2009 (date of inception) to December 31, 2011. Trunity, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trunity, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended and for the period from July 28, 2009 (date of inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fort Lauderdale, FL
May 7, 2012

TRUNITY, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

DECEMBER 31, 2011

ASSETS
Current assets
Cash	$123,135
Accounts receivable	2,800
Prepaid expenses and other current assets	6,459
Deposits	175,000
Total current assets	307,394

Property and equipment
Fixtures and equipment	162,006
Less accumulated depreciation	(75,365)
86,641
Capitalized software development costs
Costs incurred	2,566,264
Less accumulated amortization	(1,796,220)
770,044

Total assets	$1,164,080

The accompanying notes to the financial statements are an integral part of these statements.

2

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET (CONTINUED)

DECEMBER 31, 2011

LIABILITIES
Current liabilities

Notes payable, current portion	$85,825
Accounts payable	473,848
Accrued expenses	210,348
Stock committed not yet issued	25,000
Deferred rent, current portion	10,134
Total current liabilities	805,155

Long-term liabilities
Deferred rent, less current portion	5,914
Total long-term liabilities	5,914

Total liabilities	811,069

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value - 50,000,000 shares authorized, 32,641,953 shares issued and outstanding	32,642
Additional paid-in-capital	7,228,386
Deficit accumulated during development stage	(6,908,017)

Total stockholders’ equity	353,011

Total liabilities and stockholders’ equity	$1,164,080

The accompanying notes to the financial statements are an integral part of these statements.

3

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011 AND THE PERIOD FROM JULY 28, 2009

(DATE OF INCEPTION) TO DECEMBER 31, 2011

		Cumulative
		from inception
		through
		December 31,
	2011	2011

Net sales	$299,074	$489,506

Cost of sales	104,236	184,104

Gross profit	194,838	305,402

Operating expenses
Research and development	$939,557	3,548,040
Selling, general and administrative	1,178,075	2,637,718
	2,117,632	6,185,758

Loss from operations	(1,922,794)	(5,880,356)

Other income (expense):
Interest expense	(466,345)	(1,027,661)

Net loss	$(2,389,139)	$(6,908,017)

The accompanying notes to the financial statements are an integral part of these statements.

4

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

YEAR ENDED DECEMBER 31, 2011 AND THE PERIOD FROM JULY 28, 2009

(DATE OF INCEPTION) TO DECEMBER 31, 2011

					Deficit
					Accumulated	Total
	Par $ .001			Stock	during the	Stockholders’
	Common	Common	Paid in	Subscription	Development	Equity
	Shares*	Stock	Capital	Receivable	Stage	(Deficiency)
Balance at July 28, 2009 (date of inception)	—	$—	$—	$—	$—	$—
Issuance of founders’ stock	7,300,667	7,301	(5,901)	—	—	1,400
Sale of common stock	880,000	880	459,120	(50,000)	—	410,000
Stock issuance costs	—	—	(40,825)	—	—	(40,825)
Common stock issued to investors in a debt offering	822,000	822	410,260	—	—	411,082
Shares issued for stock offering services	33,333	33	30,792	—	—	30,825
Employee stock based compensation	—	—	64,941	—	—	64,941
Net loss	—	—	—	—	(2,015,490)	(2,015,490)
Balance at December 31, 2009	9,036,000	$9,036	$918,387	$(50,000)	$(2,015,490)	$(1,138,067)
Sale of common stock	1,282,005	1,282	655,218	50,000	—	706,500
Stock issuance costs	—	—	(12,160)	—	—	(12,160)
Employee stock based compensation	—	—	40,990	—	—	40,990
Net loss	—	—	—	—	(2,503,388)	(2,503,388)
Balance at December 31, 2010	10,318,005	$10,318	$1,602,435	$—	$(4,518,878)	$(2,906,125)
Sale of common stock	6,857,538	6,858	1,742,717		—	1,749,576
Shares issued for stock offering services	1,698,318	1,698	(1,698)	—	—	—
Stock issuance costs	—	—	(111,775)	—	—	(111,775)
Common stock issued for accrued interest conversion of 8% convertible promissory notes	64,009	64	76,747	—	—	76,811
Common stock issued upon conversion of 8% convertible promissory notes	513,750	514	615,986	—	—	616,500
Common stock issued upon conversion of 9% convertible promissory notes	1,458,333	1,458	436,042	—	—	437,500
Common stock issued for accrued interest upon conversion of note sold to an outside investor	160,000	160	39,840	—	—	40,000
Common stock issued upon conversion of a note sold to an outside investor	400,000	400	99,600	—	—	100,000
Common stock issued to founders upon conversion of Trunity, LLC note	7,200,000	7,200	1,792,800	—	—	1,800,000
Common stock issued upon conversion of lines of credit with founders	3,972,000	3,972	989,028	—	—	993,000
Employee stock based compensation (benefit)	—	—	(53,336)	—	—	(53,336)
Net loss	—	—	—	—	(2,389,139)	(2,389,139)
Balance at December 31, 2011	32,641,953	$32,642	$7,228,386	$—	$(6,908,017)	$353,011

* As adjusted for a 1 for 3 reverse stock split that occurred in 2011 - see Note 7.

The accompanying notes to the financial statements are an integral part of these statements.

5

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2011 AND THE PERIOD FROM JULY 28, 2009

(DATE OF INCEPTION) TO DECEMBER 31, 2011

		Cumulative from
		inception through
	2011	December 31, 2011
Cash flows from operating activities
Net loss	$(2,389,139)	$(6,908,017)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	845,640	1,871,585
Employee stock compensation expense (benefit)	(53,336)	50,897
Changes in operating assets and liabilities:
Accounts receivable	2,198	(2,800)
Prepaid expenses and other assets	30,310	(6,459)
Deposits	(175,000)	(175,000)
Other long-term assets	19,632	—
Accounts payable	169,825	473,848
Accrued expenses	201,158	210,348
Deferred revenue	(78,703)	—
Deferred rent	—	16,048
Accrued interest included in notes payable	53,500	574,512
Net cash (used in) operating activities	(1,373,915)	(3,895,038)
Cash flows from investing activities
Purchase of fixed assets	(70,804)	(162,006)
Payment of software development costs	(327,099)	(2,566,264)
Net cash (used in) investing activities	(397,903)	(2,728,270)
Cash flows from financing activities
Advances from related parties	—	162,354
Repayments of advances from related parties	—	(162,354)
Net advances on line of credit related parties	56,367	156,367
Proceeds from notes payable related parties	178,041	3,418,756
Sale of common stock	1,769,576	3,336,080
Stock issuance costs	(111,775)	(164,760)
Net cash provided by financing activities	1,892,209	6,746,443
Net increase in cash and cash equivalents	120,391	123,135
Cash, beginning of period	2,744	—
Cash, end of period	$123,135	$123,135

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$160,000	$202,904

Non-cash investing and financing transactions:
Conversion of debt to common stock shares	$4,063,811	$4,063,811

The accompanying notes to the financial statements are an integral part of these statements.

6

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 1 – Nature of Business

Trunity, Inc. (“We” or “the Company”) is a “C” Corporation organized under the Laws of Delaware with principal offices in Newburyport, Massachusetts. It was formed on July 28, 2009 to develop a cloud-based knowledge sharing platform that focuses on e-learning, virtual textbooks, customer experience and education marketplace. The Company formed though the acquisition of certain intellectual property by its three founders. The Company is in the development stage and it is presently undertaking research and development of its platform.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting - The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of financial statements.

Development Stage Operations - The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to business development.

Going Concern - The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and negative operating cash flow since its inception. To the extent the Company may have negative cash flows in the future, it will continue to require additional capital to fund operations. The Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition - The Company’s revenue model consists of Software as a Service (SaaS) licensing and hosting revenue, for sites using the Company’s platform, as well as consulting, and advertising revenue. All SaaS Revenue is recognized ratably over the contract period.

Consulting revenues are earned for web site development services and are recognized on a time and materials basis, billed in accordance with contractual milestones negotiated with the customer. Revenues are recognized as the services are performed and amounts are earned in accordance with FASB ASC Topic 605, “Revenue Recognition”. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is probable. In such contracts, revenue is earned upon achievement of certain milestones indicated in the client agreements. Services under these contracts are typically provided in less than a year and represent the contractual milestones or output measure, which reflect the earnings pattern.

Advertising revenue is earned from search engine providers based on search activity for sites hosted by the Company.

7

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued) - Revenues recognized in excess of billings are recorded as Unbilled Revenue (an asset). Billings in excess of revenues recognized are recorded as Deferred Revenue (a liability) until revenue recognition criteria are met. Client prepayments are deferred and recognized over future periods as services are delivered or performed.

Cash and Cash Equivalents - Cash and cash equivalents may include highly liquid investments that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value due to interest rate, market price, or penalty on withdrawal. Amounts on deposit and available upon demand, or negotiated to provide for daily liquidity without penalty, are classified as cash and cash equivalents.

Accounts Receivable - We estimate credit loss reserves for accounts receivable on an individual receivable basis. A specific impairment allowance reserve is established based on expected future cash flows and the financial condition of the debtor. We charge off customer balances in part or in full when it is more likely than not that we will not collect that amount of the balance due. We consider any balance unpaid after the contract payment period to be past due. We believe all accounts receivable due at December 31, 2011 to be collectible.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (generally three to seven years). Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are expensed as incurred.

Deposits - In April 2011, the Company signed a letter of intent to purchase a majority ownership stake in another company. The terms of this agreement call for certain actions to be undertaken by both parties. In 2011, the Company has made deposits of $175,000 pursuant to this agreement. These deposits are not refundable in the event that either party does not or cannot fulfill its required actions.

Accounting for Uncertainty in Income Taxes - Income taxes are accounted for in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”).  Under ASC 740, income taxes are recognized for the amount of taxes payable for the current year and deferred tax assets and liabilities for the future tax consequence of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using statutory tax rates and are adjusted for tax rate changes. We consider accounting for income taxes critical to our operations because management is required to make significant subjective judgments in developing our provision for income taxes, including the determination of deferred tax assets and liabilities, and any valuation allowances that may be required against deferred tax assets.

ASC 740 clarifies the accounting for uncertainty in income tax recognized in an entity’s financial statements and requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. For those tax positions where it is not “more likely than not” that a tax benefit will be sustained, no tax benefit is recognized.

8

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounting for Uncertainty in Income Taxes (Continued) - Where applicable, associated Interest and penalties are also recorded. This interpretation also provides guidance on de-recognition, classification, accounting in interim periods, and expanded disclosure requirements.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax period from July 28, 2009 (inception) to December 31, 2011. We may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments are expected to be minimal and immaterial to our financial results. In the event we have received an assessment for interest and/or penalties, it would be classified in the financial statements as selling, general and administrative expense. The tax years 2009, 2010 and 2011 are subject to examination by federal and state taxing authorities.

Taxes on Revenue Producing Transactions – The Company earns revenues through various services. Service revenue is taxable in some jurisdictions throughout the United States and the Company could be responsible for collecting those taxes subject to state or local requirements. The Company is not aware of any transactions which would necessitate the fiduciary responsibility of collecting and remitting sales based taxes.

Research and Development Costs - Research and development costs are expensed in the period in which they are incurred. For the year ended December 31, 2011 the Company incurred approximately $940,000 of research and development costs.

Capitalized Software Development Costs – Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized to the extent that the capitalizable costs do not exceed the realizable value of such costs, until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical performance requirements. Under the Company’s definition, establishing technological feasibility is considered complete only after the majority of client testing and feedback has been incorporated into product functionality. For the year ended December 31, 2011, the Company capitalized approximately $328,000 of internal development costs.

Stock-Based Compensation - The Company accounts for stock compensation in accordance with FASB ASC 718, “Compensation-Stock Compensation”, which requires companies to expense the fair value of stock options and other forms of stock-based compensation. Stock option grants in 2011 were valued using the Black Scholes Merton valuation method.

Common Stock Purchase Warrants - The Company accounts for common stock purchase warrants in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”.

9

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stockholders’ Equity - Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

Common stock share amounts in these financial statements have been retroactively adjusted for the effects of a 1 for 3 reverse stock split that occurred in 2011, as required by ASC Topic 505-20 (see Note 7).

Intangible Assets - Intangible assets are recorded at cost and consist of the Trunity Platform software development costs. Amortization is computed using the straight-line method over 3 years. Amortization expense for the years ended December 31, 2011 was approximately $801,000. We annually assess intangible and other long-lived assets for impairment. There was no impairment loss in 2011.

Financial Instruments and Fair Values - The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument. In determining fair value, we use various valuation methodologies and prioritize the use of observable inputs. We assess the inputs used to measure fair value using a three-tier hierarchy based on the extent to which inputs used in measuring fair value are observable in the market:

•  Level 1 — inputs include exchange quoted prices for identical instruments and are the most observable.

•  Level 2 — inputs include brokered and/or quoted prices for similar assets and observable inputs such as interest rates.

•  Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the asset or liability.

The use of observable and unobservable inputs and their significance in measuring fair value are reflected in our hierarchy assessment.

The carrying amount of cash, trade receivables and other assets approximates fair value due to the short-term maturities of these instruments. Because cash and cash equivalents are readily liquidated, management uses Level 1 valuation methodology.

10

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 2 – Summary of Significant Accounting Policies (Continued)

Financial Instruments and Fair Values (Continued) - The fair values of all other financial instruments, including debt, approximate their book values as the instruments are short-term in nature or contain market rates of interest.

Note 3 – Recent Accounting Pronouncements

In September 2011, the FASB issued ASU 2011-08, “Intangibles — Goodwill and Other” (Topic 350): Testing Goodwill for Impairment, which gives entities testing goodwill for impairment the option of performing a qualitative assessment before calculating the fair value of a reporting unit in step 1 of the goodwill impairment test. If entities determine, on the basis of qualitative factors, that the fair value of a reporting unit is more likely than not less than the carrying amount, the two-step impairment test would be required. Otherwise, further testing would not be needed. The amended guidance will be effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company believes the adoption of this guidance will not have a material impact on its financial statements.

In June 2011, the FASB issued new guidance that gives an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total for comprehensive income. The entity is also required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements(s) where the components of net income and the components of other comprehensive income are presented. The guidance is to be applied retrospectively, for fiscal periods and interim periods within those years, beginning after December 15, 2011 and early adoption is permitted. In December 2011, the FASB issued new guidance deferring the changes in the June 2011 relating to presentation of classification adjustments. The Company’s adoption of the new guidance, other than that related to presentation of reclassification adjustments, as of January 1, 2012 is not expected to have a material impact on its financial position, results of operations and cash flows.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS). This ASU was issued to provide largely identical guidance about fair value measurement and disclosure requirements for entities that disclose the fair value of an asset, a liability, or an instrument classified in shareholders’ equity in their consolidated financial statements as that provided in the International Accounting Standards Board’s new IFRS 13, Fair Value Measurement. This ASU does not extend the use of fair value but, rather, provides guidance about how fair value should be applied where it already is required or permitted under GAAP. This guidance is to be applied prospectively for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. In the period of adoption, a reporting entity will be required to disclose a change, if any, in valuation technique and related inputs that results from applying the ASU to quantify the total effect, if practicable. The Company believes the adoption of this guidance will not have a material impact on its financial statement disclosures.

11

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 4 – Property and Equipment

A summary of property and equipment at December 31, 2011 is as follows:

Furniture and fixtures	$12,154
IT Equipment and software	149,853

Total Property and Equipment	162,006

Less: Accumulated depreciation	(75,365)

Net Property and Equipment	$86,642

The amount charged to operations for depreciation for the year ended December 31, 2011 was approximately $45,000.

Note 5 – Intangible Assets

Intangible assets were comprised of the following at December 31, 2011:

Trunity platform	Estimated Life	Gross Cost	Accumulated Amortization	Net Book Value

Assets acquired from Trunity, LLC	3 years	$1,775,000	$(1,479,167)	$295,833
Internal costs capitalized for period from July 28, 2009 (inception) to December 31, 2011	3 years	121,820	(91,365)	$30,455

Internal costs capitalized for the twelve months ended December 31, 2011	3 years	342,345	(171,172)	$171,173

Internal costs capitalized for the twelve months ended December 31, 2011	3 years	327,100	(54,517)	272,583

Carrying value as of December 31, 2011				$770,044

12

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 5 – Intangible Assets (Continued)

Estimated future amortization expense is as follows:

Year ending December 31,
2011	$549,436
2012	166,091
2013	54,517
Total future amortization expense	$770,044

The Company’s Trunity Platform technology was acquired from a related company, Trunity, LLC, and was valued at management’s best estimate of its value at that time of the transaction. Trunity, LLC was wholly owned by the three founders of the Company. Subsequent internal costs capitalized consist of direct labor, including taxes and benefits. Amortization of three years is based on management’s best estimate of useful life of current technology in this industry.

Note 6 – Notes Payable

Trunity, LLC Note - Trunity, LLC was formed by the three founders of the Company to acquire the technology platform used by the Company. The assets of Trunity, LLC, which consisted chiefly of the rights to the technology platform, was sold to the Company for $1.8 million in the form of a note bearing interest of 8% payable with 120 monthly installments, maturing in June 2019. In July 2011, all principal due on this note was converted to common shares of the Company and distributed to the three owners of Trunity, LLC. In 2011, the Company made $153,500 in interest payments to the three founders.

Notes Payable to Founders – In 2009, the Company entered into line of credit agreements with two of the founders to borrow up to $0.9 million, as needed, to fund working capital needs of the Company. These notes carried an interest rate of 10% and were to expire in September and December 2012. During 2010, approximately $0.5 million was borrowed by the Company under these agreements. No repayments were made on these notes through December 31, 2010. In July 2011, all principal and interest due on these notes was converted to shares of common stock in the Company. At December 31, 2011, the notes payable to founders consists of short-term loans with the three founders. There are no documented terms for these loans. The Company has treated the loans as current liabilities as it expects to repay them in a short period of time.

8% Convertible Promissory Notes - In 2009, the Company completed an offering of $616,500 in principal amount of 8% Convertible Promissory Notes. The notes had a maturity of July 1, 2014, and accrued interest at a rate of 8% per annum payable maturity or conversion.

13

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 6 – Notes Payable (Continued)

The notes included conversion features that allowed holders to convert their holdings to shares of the Company’s stock upon:

•	A qualified financing event (defined as the sale of $1 million or greater of equity securities), debt automatically converts at a price equivalent to the offering price.
•	At the discretion of the debt holder for a fixed price of $1 per share.
•	Upon change of control of the Company, the debt holder could convert at fixed price of $1 per share.

In consideration for the purchase of the notes, the investors received 4 shares of the Company’s common stock for every dollar invested in this offering. A total of 822,000 shares were issued to the note purchasers. The Company determined that the value of these shares was $0.50 per share, or $411,000 in total, and accounted for these shares as a note discount to be amortized over the term of the notes using the effective interest method.

In February 2011, these notes and accrued but unpaid interest were automatically converted to 577,759 shares of common stock upon the completion of a qualified financing event. The remaining unamortized discount was charged to interest expense upon conversion of the notes in 2011.

9% Convertible Promissory Notes - In December 2009, the Company began an offering of 9% Convertible Promissory Notes. The notes had 5 year maturities from date issued, and interest on the notes accrued at the rate of 9% per annum and was paid monthly. The offering concluded in 2010 raising a total of $437,500. These notes included conversion features that allowed holders to convert their debt to Company’s stock within the first 3 years:

•	In years 1 and 2 notes were convertible at a price of $2 per share.
•	In year 3 notes were convertible a price of $3 per share.

In April 2011, these notes were converted to 1,458,333 shares of common stock upon a special offer to convert the debt which all debt holders exercised.

Note Sold to an Outside Investor - In October 2010, the Company issued a single $100,000 promissory note to an investor. The note called for fixed interest of $5,000 per month. This note had a maturity of January 8, 2011. Additionally, 100,000 warrants to purchase shares of Company stock were issued to this investor (Note 9). In August 2011, this note with accrued but unpaid interest was converted to 560,000 shares of common stock.

Short-term loan from Investor - In 2011, an investor in the Company made a short-term loan of $16,784 to the Company to cover its working capital needs. The Company has treated the loan as a current liability as it expects to repay the loan in a short period of time.

14

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 6 – Notes Payable (Continued)

Conversion of Notes to Common Shares of the Company - During the year ended December 31, 2011, the Company converted all of its long-term outstanding debt, totaling $3.8 million, and accrued but unpaid interest into shares of common stock. Of the amount converted, $2.8 million was debt held by the three founders. Outside investors converted the remaining $1 million of debt. The Company incurred non-cash expenses of approximately $293,000 to convert this debt. This charge is primarily the unamortized discount incurred with the issuance of the Company’s first debt offering in 2009.

At December 31, 2011, outstanding notes payable is made up of the following.

Notes payable to founders	$69,041

Short term loan from investor	16,784
$85,825

Interest expense recognized for the year ended December 31, 2011 was approximately $466,000, including the charge-off of unamortized discounts associated with the convertible notes.

Note 7 – Stockholders’ Equity

The Company has one class of stock, common, which has a par value of $0.001 per share. The Company has authorized up to 50,000,000 shares to be issued. During 2011, the Company implemented a 1 for 3 reverse stock split of its shares. This transaction had the effect of reducing the number of outstanding shares from 38,874,291 to 12,958,135. All share disclosures in the financial statements and notes to the financial statements have been adjusted to reflect the 1 for 3 reverse stock split.

Issuance of Founders’ stock - Shortly after the formation of the Company in 2009, a total of 7,300,667 shares were issued to founders of the Company and others at the direction of the founders.

Sales of Common Stock - During 2009, the Company raised gross proceeds of approximately $460,000 through the sale of 880,000 shares of its common stock to accredited investors at an average price of $0.52 per share. The sale of these shares took place throughout 2009. The Company incurred stock issuance costs in the period that totaled $40,825 of which $30,825 was from the issuance of 33,333 shares to brokers in exchange for services related to the share offering.

During 2010, the Company raised gross proceeds of approximately $653,000 through the sale of 1,282,005 shares of its common stock to accredited investors at an average price of $0.51 per share.

During 2011, the Company raised gross proceeds of approximately $1.74 million through the sale of 6,857,538 shares of its common stock at an average price of $0.26 per share. These sales of shares occurred at various times throughout 2011. The Company incurred stock issuance costs of approximately $112,000 consisting chiefly of commissions paid to broker-dealers who assisted with the offering. In addition to the cash issuance costs, 1,698,318 shares of the Company’s common stock, valued at approximately $424,000, were issued to the lead advisor as per a contractual agreement.

15

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 7 – Stockholders’ Equity (Continued)

Shares issued in connection with 8% Convertible Promissory Notes - During 2009, the Company issued 822,000 shares of common stock related to the sale of $616,500 in principal amount of 8% Convertible Promissory Notes. The value of these shares was determined to be $411,082 and was recorded as an increase in stockholders’ equity and discount to notes payable.

Shares issued with the conversion of long-term debt – in 2011, the Company converted all of its long-term debt to shares of its common stock. These conversions happened throughout 2011 and are summarized in the table below.

			Debt	Shares of
		Accrued	Amounts	Common	Price per
Note Holder	Principal	Interest	Converted	Stock	share
			in 2011	Received

Trunity LLC	$1,800,000	$—	$1,800,000	7,200,000	$0.25
Notes Payable to Founders	855,379	137,621	993,000	3,972,000	0.25
Notes payable to related parties			$2,793,000	11,172,000	$0.25

8% Convertible Notes	616,500	76,811	693,311	577,759	1.20
9% Convertible Notes	437,500		437,500	1,458,333	0.30
Note held by an outside investor	100,000	40,000	140,000	560,000	0.25
Notes payable to investors			$1,270,811	2,596,092	$0.49

Total notes payable			$4,063,811	13,768,092	$0.30

Common stock committed not yet issued – On December 29, 2011, the Company entered into a payment agreement and mutual release with an investment-banking firm that had been hired to provide strategic guidance and secure investors in the Company. The settlement calls for the Company to pay the firm $25,000 upon the Company’s next capital raise, and to issue the firm 100,000 shares of common stock. The Company valued the shares at $0.25 and has reflected this $50,000 total settlement as an administrative expense in the statement of operations. The Company expects to issue these shares to the investment firm in early 2012. The Company reported the stock committed but not yet issued as a current liability on the accompanying balance sheet at December 31, 2011.

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TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 8 – Stock Options

In 2009, the Company approved the 2009 Employee, Director and Consultant Stock Option Plan (the Plan) and authorized an option pool of 5,500,000 shares. Stock options typically vest over a 3 year period and have a life of 10 years from the date granted. In 2009, the Company accelerated the option vesting of certain employees who terminated their employment, but agreed to work in a consulting capacity. In exchange for the accelerated vesting, the employees agreed to shorter expiration periods for their options. In 2011, the Company issued options to employees of the company to purchase shares of the Company’s common stock at exercise prices of $0.30 and $0.25 per share.

Upon exercise of options by any Employee, Director or Consultant, the Company will retire the options and issue common shares commensurate with the plan. That transaction will record any cash received, the termination of options, and the issuance of common shares and related paid-in capital. The Company will not recognize any income or expense upon option conversion.

The Company’s policy in 2011 was to record stock compensation expense in accordance with ASC Topic 718, “Compensation – Stock Compensation”, and ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. Options granted during 2011 were valued at the date of grant using the Black-Scholes-Merton option pricing model. The per share weighted average fair value of stock options granted during 2011 was $.13 and was determined using the following assumptions: expected price volatility 57%, risk-free interest rate ranging from 1.4% to 2.9%, zero expected dividend yield, and six years expected life of options. The expected term of options granted is based on the simplified method in accordance with SAB 107, and represents the period of time that options granted are expected to be outstanding.

Options granted during 2010 and 2009 were valued at the date of grant using the intrinsic value method, as most of the options were granted with exercise prices below the market value of the underlying common stock shares at the date of grant. Management believed that the intrinsic value approximated fair value of the options at the date of grant.

The Company’s stock compensation expense (benefit) for all stock options was approximately $(53,000) for the year ended December 31, 2011, and was included in the results of operations in the accompanying financial statements.

As of December 31, 2011, there was approximately $54,000 of total unrecognized stock compensation expense related to unvested stock options under the Plan. This expense is expected to be recognized over the remaining vesting periods of the outstanding options.

17

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 8 – Stock Options (Continued)

A summary of options issued, exercised and expired for the year ended December 31, 2011 is as follows (shares have been retroactively adjusted for the 1 for 3 reverse stock split in 2011):

				Weighted-
		Weighted-	Weighted-	Average
		Average	Average	Remaining
	Number of	Exercise	Intrinsic	Contractual
	Shares	Price	Value	Life (years)
Outstanding at December 31, 2010	1,260,000	$0.33	$0.17	7.29
Granted	618,333	0.28	—
Exercised	—	—	—
Cancelled	(125,000)	0.32	—
Outstanding at December 31, 2011	1,753,333	$0.31	$—	7.54

Exercisable at December 31, 2011	901,647	$0.31	$—	5.59

Remaining Expense to be recognized	$54,234
Over remaining weighted average years	9

Note 9 – Warrants to Purchase Common Stock

In connection with the issuance of certain Notes and the sale of shares of common stock in 2010 and 2011, the Company issued warrants to purchase 242,850 shares of the Company’s common stock at exercise price of $3.00 per share, as adjusted for the 1 for 3 reverse stock split that occurred in 2011. These warrants are all still outstanding as of December 31, 2011, and expire at various dates in 2013.

A summary of warrants issued, exercised and expired for the year ended 2011 is as follows:

Warrants

Balance at December 31, 2010	189,150
Issued	53,700
Exercised	—
Expired	—
Balance at December 31, 2011	242,850

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TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 10 – Income Taxes

The Company did not provide a current U.S. federal or state income tax provision or benefit for the year ended December 31, 2011 as it has experienced operating losses and it did not have available net operating loss carrybacks. The Company recognized deferred tax assets, primarily for the benefit to be realized from offsetting its current net operating loss to taxable income in future periods. However, the Company has provided a full valuation allowance on the deferred tax assets, because management believes that it is more likely than not that the deferred tax assets will not be realized.

At December 31, 2011, deferred tax assets consisted of the following:

Deferred Tax Assets:
Net operating loss carryforward	$2,660,673
Charitable contributions carryforward	5,010
Interest accrued but unpaid	55,578
2,721,261
Deferred Tax Liability:
Stock compensation expense	(22,043)
2,699,218
Less: valuation allowance	(2,699,218)
Net deferred tax asset	$—

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to the loss from operations primarily because of the effect of the state tax benefit, net of federal benefit, and the change in the valuation allowance provided against deferred tax assets. At December 31, 2011, the Company had net operating loss carryforwards of approximately $6.8 million. These losses can be carried forward for up to twenty years and deducted against future taxable income. The net operating loss carryforwards expire in various years through 2031 and may be subject to certain limitations under federal and state tax laws. The change in the valuation allowance for the year ended December 31, 2011 was approximately $919,000.

Note 11 – Related Parties

The Company’s three founders, Terry Anderton, Les Anderton, and Joakim Lindblom have a number of transactions that warrant disclosure per ASC 850, “Related Party Disclosures”.

Loans - The Trunity, LLC Note with the Company was beneficially owned by the three founders of the Company. The loan principal was converted into shares of common stock in 2011 (Note 6). Accrued but unpaid interest at December 31, 2011 was approximately $142,000. The interest will be paid in 2012.

19

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 11 – Related Parties (Continued)

Loans (continued) - Credit agreements exist with Terry Anderton and Les Anderton that allow the Company to borrow up to $0.9 million, as needed, to fund working capital needs. These agreements carry an interest rate of 10% and will expire in September and December of 2012. There were no outstanding balances related to these agreements at December 31, 2011. At December 31, 2011, Terry Anderton, Les Anderton, and Joakim Lindblom have advanced the Company short-term loans of $22,041, $25,000 and $22,000, respectively, which remain outstanding at the end of the period. The loans have no repayment terms but are expected to be repaid in 2012.

Founder Stock Transactions - Upon forming the Company in 2009, 3,333,333 shares were issued to both Terry Anderton and Les Anderton for a total of 6,666,667 shares (as adjusted for a 1 for 3 reverse stock split in 2011). At December 31, 2011: Terry Anderton directly owned and controlled 4,728,983 shares; Les Anderton directly and indirectly, with his wife, controlled 7,247,683 shares; and Joakim Lindblom directly owned and controlled 467,000 shares.

In 2009 and 2010, Joakim Lindblom was granted stock options to purchase 333,333 and 100,000 shares, respectively, at a strike price of $0.33. In 2011, Mr. Lindblom was granted additional options to purchase an additional 333,333 and 60,000 shares at strike prices of $0.30 and $0.25, respectively. All share amounts have been adjusted for the 1 for 3 reverse stock split that occurred in 2011.

In 2011, various notes with the founders were converted to shares of common stock in the Company. The following shares (after the 1 for 3 reverse split of its common shares) were issued to the founders upon conversion of the Trunity, LLC note payable and notes payable to the founders.

	Shares Issued Upon Conversion

	Trunity, LLC	Notes Payable
	Note	To Founders

Terry Anderton	3,200,000	856,000
Les Anderton	3,200,000	3,116,000
Joakim Lindblom	800,000
	7,200,000	3,972,000

Sales, Receivables and Accruals - There were none in 2011.

Note 12 – Commitments and Contingencies

In 2010, the Company entered into a lease agreement for 6,400 square feet of office space located in Newburyport, Massachusetts. This lease is effective from August 2010 through July 2013. This agreement provided a free rent period of the first four months of the term.

20

TRUNITY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2011

Note 12 – Commitments and Contingencies (Continued)

The minimum lease payments payable over the remaining life of that agreement are:

December 31	2012	$91,206
	2013	$53,203
		$144,409

For the year ended December 31, 2011, the Company recognized approximately $87,000 in rent expense.

Note 13 – Subsequent Events

Business Combination – On January 24, 2012, On January 24, 2012, Trunity Holdings, Inc. (“THI”), Trunity, Inc. (“Trunity”) and Trunity Acquisition Corporation (“TAC”), a wholly-owned subsidiary of THI, all Delaware corporations, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on January 24, 2012, TAC merged with and into Trunity, with Trunity remaining as the surviving corporation and a wholly-owned subsidiary of THI (the “Merger”). As consideration for the Merger, as of the closing of the Merger, (i) each of the 961,974 shares of common stock of THI owned by Trunity was cancelled, (ii) each issued and outstanding share of common stock of Trunity was converted into the right to receive one share of the common stock of THI; and (iii) each share of TAC was converted into one share of Trunity common stock. As a result of the Merger, the former shareholders of Trunity hold 99% of the common stock of THI.

In order to facilitate the reverse merger transaction, immediately prior to execution of the Merger Agreement, Trunity acquired a 90.1% interest in Brain Tree International, Inc., a Utah corporation (“BTI”), pursuant to a Stock Purchase Agreement with the three principal shareholders of THI, as a result of which Trunity acquired 961,974 BTI shares for the price of $325,000 plus 325,000 shares of Trunity common stock. As part of the transaction, on January 24, 2012, immediately prior to the Merger, BTI reincorporated in Delaware and changed its name from Brain Tree International, Inc. to Trunity Holdings, Inc. Pursuant to the reincorporation, 105,064 minority shares of BTI automatically converted into the same number of shares of THI.

Sale of Shares since December 31, 2011 - The Company sold 2,070,454 shares for $696,601 through May 7, 2012.

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